UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2018

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6575 West Loop South, Suite 500, Bellaire, TX		77401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 832-241-6330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Share Exchange Agreement

On December 17, 2018, American Electric Technologies, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with JCH Crenshaw Holdings, LLC, a Texas limited liability company (“JCH”), LNG Investment Company, LLC, a Texas limited liability company (“Holdings”), AEGIS NG LLC, a Texas limited liability company (“AEGIS”), Stabilis Energy, LLC, a Texas limited liability company (“Stabilis”), PEG Partners, LLC, a Delaware limited liability company (“PEG”), and Prometheus Energy Group, Inc., a Delaware corporation (“Prometheus”). Stabilis and its subsidiaries, including Prometheus and PEG, are Texas-based, privately-held small-scale liquefied natural gas (LNG) producers and distributors. Each of the Company, Holdings, AEGIS, Stabilis, PEG and Prometheus is individually referred to herein as a “Party” and, collectively, the “Parties”.

Share Exchange Consideration

Pursuant to the Share Exchange Agreement, the Parties will enter into a business combination transaction by which (i) Holdings shall contribute 100% of the membership interests in Stabilis to the Company, (ii) AEGIS shall contribute its 20% membership interest in PEG to the Company, and (iii) in consideration and exchange therefor, the Company shall issue to Holdings and AEGIS shares of the common stock of the Company (“Common Stock”) in an aggregate amount sufficient to cause Holdings and AEGIS to own collectively 89% of the then issued and outstanding shares of the Common Stock (collectively, the “Share Exchange”). Following the Share Exchange, each of Stabilis, Prometheus and PEG will continue its respective legal existence as a wholly-owned, direct or indirect subsidiary of the Company.

In connection with the completion of the Share Exchange, the name of the Company will be changed to Stabilis Energy, Inc. (hereinafter referred to as “Stabilis Energy”), and an application will be made to continue trading of its common stock on the Nasdaq Capital Market under the symbol SLNG.

Governance

In the Share Exchange Agreement, the parties have agreed to certain governance-related matters upon completion of the Share Exchange. Jim Reddinger, current Chief Executive Officer of Stabilis, will serve as President and Chief Executive Officer of Stabilis Energy, Casey Crenshaw, a current director and beneficial stockholder of the Company, will serve as its Executive Chairman and Andy Puhala, current Chief Financial Officer of Stabilis, will serve as Chief Financial Officer of Stabilis Energy The board of directors of Stabilis Energy will consist of nine directors, of whom three are current Company directors, including Mr. Crenshaw, and six will be new directors designated by Stabilis.

Conditions to the Share Exchange

The completion of the Share Exchange is subject to the satisfaction or waiver of certain conditions, including, among others (i) the approval of the issuance of Common Stock pursuant to the Share Exchange Agreement and approval of amendments to the articles of incorporation of the Company related to the Share Exchange by the stockholders of the Company; (ii) the absence of final and non-appealable governmental restraints or prohibitions preventing the completion of the share exchange; and (iii) the conversion by JCH, an investment vehicle owned and controlled by Mr. Crenshaw, of its 1,000,000 shares of Series A Preferred Stock of the Company. The obligation of each of the Company and the owners of Stabilis to complete the Share Exchange is also conditioned on, among other things, the absence of any material adverse effect on the other parties, the truth and correctness of the representations and warranties made by the other parties in the Share Exchange Agreement (subject to certain “materiality” and “material adverse effect” qualifiers), and the performance by the other parties in all material respects of their obligations under the Share Exchange Agreement.

Certain Other Terms of the Share Exchange Agreement

The Share Exchange Agreement contains customary representations and warranties made by each of the parties, and also contains customary pre-closing covenants, including covenants, among others, (i) by the Company and Stabilis to operate their respective businesses in the ordinary course consistent with past practice in all material respects and to refrain from taking certain actions without receiving consent, (ii) not to solicit, initiate, propose, knowingly encourage or knowingly take any action designed to facilitate, and, subject to certain exceptions, not to participate in any discussions or negotiations, provide any non-public information or cooperate in any way with respect to, any inquiries or the making of, any proposal or offer of an alternative transaction, (iii) subject to certain exceptions, not to withdraw, qualify or modify the recommendation of the Company’s board of directors for the Share Exchange, and (iv) to use respective reasonable best efforts to obtain governmental, regulatory and third party approvals. In addition, the Share Exchange Agreement contains covenants that require the Company to call and hold a stockholder meeting to obtain the requisite stockholder approval to the issuance of shares of Common Stock and approve certain amendments to its articles of incorporation related to the Share Exchange and, subject to certain exceptions, the board of directors of the Company to recommend to its stockholders to approve the share issuance and adopt the amendments to its articles of incorporation.

The Share Exchange Agreement contains certain termination rights for each of the Company and the Stabilis owners, including in the event that (i) the Share Exchange is not consummated on or before June 30, 2019, and (ii) the requisite approval of the stockholders of the Company to the issuance of the Common Stock in the Share Exchange or the related amendments to the Company’s articles of incorporation is not obtained.

In addition, the Company and the owners of Stabilis can each terminate the Share Exchange Agreement upon a material breach by the other party and, if, among other things, the Company’s board of directors has changed its recommendation to its stockholders.

The Share Exchange Agreement further provides that, upon termination of the Share Exchange Agreement under specified circumstances, a party may have to reimburse the other party’s reasonable, out-of-pocket transaction-related costs. Additionally, the Share Exchange Agreement provides that the Parties shall be entitled to an injunction to prevent breaches of the Share Exchange Agreement and to enforce specifically the terms and provisions of the Share Exchange Agreement in certain circumstances.

Cautionary Notes Concerning the Share Exchange Agreement

The Share Exchange has been approved by the Special Committee and board of directors of the Company and is subject to the approval by the Company’s stockholders of certain proposals required to complete the share exchange and satisfaction of other conditions to closing. Accordingly, investors are advised that there can be no assurance that the Share Exchange will be completed. The Company will schedule a special meeting of its stockholders to vote upon certain proposals required to complete the share exchange transaction.

The foregoing description of the Share Exchange Agreement is not complete and is qualified in its entirety by reference to the full text of the Share Exchange Agreement which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

The Share Exchange Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Stabilis or their respective businesses. Investors should note that the representations, warranties and covenants contained in the Share Exchange Agreement have been made solely for the benefit of the parties to the Share Exchange Agreement. In addition, the assertions embodied in the representations and warranties contained in the Share Exchange Agreement are qualified by information in confidential disclosure schedules provided by the parties to the Share Exchange Agreement in connection with the signing of the Share Exchange Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Share Exchange Agreement. Moreover, the representations and warranties in the Share Exchange Agreement were used for the purpose of allocating risk between the parties to the Share Exchange Agreement rather than establishing matters as facts, are subject to materiality qualifications contained in the Share Exchange Agreement which may differ from what may be viewed as material by investors and were made only as of the date of the Share Exchange Agreement (or such other date or dates as may be specified in the Share Exchange Agreement). Accordingly, the representations and warranties in the Share Exchange Agreement should not be relied upon as characterizations of the actual state of facts about the Company or Stabilis.

Voting Agreement

Concurrently with the execution of the Share Exchange Agreement, JCH and certain other principal stockholders of the Company entered into a Voting Agreement (the “Voting Agreement”) whereby JCH and the other principal stockholders, each of whom is a current or former director of the Company or an entity under such person’s control, agreed to vote their respective shares, which currently constitute 46.22% of the voting power of the Company’s stockholders, in favor of the issuance of Common Stock in accordance with the Share Exchange Agreement and amendments to the articles of incorporation of the Company related to the Share Exchange. The Voting Agreement will terminate if the Share Exchange Agreement is validly terminated.

Registration Rights Agreement

In connection with the closing of the Share Exchange, the Company, Holdings and AEGIS will enter into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to, and subject to the limitations set forth in, the Registration Rights Agreement, it is contemplated that the Company will agree, no later than one hundred and eighty (180) days following the closing of the Share Exchange, to register under federal securities laws the public resale of the Common Stock held by Holdings and AEGIS or certain of their affiliates or permitted transferees (collectively, the “Holders”) on a shelf registration statement.

Relationships

Mr. Crenshaw both directly and indirectly through certain intermediaries owns equity in, and is the sole managing member of, each of JCH and Holdings and, in such capacity, exercises voting and dispositive power over all securities held by such entities. Mr. Crenshaw is also a member of the Board of Directors of the Company. Mr. Crenshaw and JCH indirectly own and control each of Holdings, Stabilis, PEG and Prometheus, which are parties to the Share Exchange Agreement. Upon completion of the Share Exchange Mr. Crenshaw will beneficially own over 50% of the total outstanding shares of Stabilis Energy common stock. As a result, he will have the ability to control the matters requiring stockholder approval including the election of directors and the approval of corporate transactions requiring stockholder approval without seeking the approval of the other stockholders.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The shares of Common Stock to be issued to Stabilis owners pursuant to the Share Exchange Agreement will be issued pursuant to exemptions from registration provided by Section 4(a)(2) and/or the private offering safe harbor provisions of Regulation D of the Securities Act.

Item 8.01	Other Events.

On December 17, 2018, the Company issued a press release announcing the entry into the Share Exchange Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Share Exchange Agreement, dated December 17, 2018, by and among American Electric Technologies, Inc., LNG Investment Company, LLC, AEGIS NG LLC, Stabilis Energy, LLC, and PEG Partners, LLC.*

99.1	American Electric press release dated December 17, 2018 announcing the entry into the Share Exchange Agreement to acquire Stabilis.

*

Exhibits and schedules to the Share Exchange Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the U.S. Securities and Exchange Commission.

Cautionary Statement Regarding Forward Looking Statements

This Current Report and the exhibits hereto include (“forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “believe,” “projected,” “believe,” “will,” “expect,” “plan,” “may,” “will,” “could,” “should,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance of Stabilis, anticipated financial impacts of the proposed business combination, approval of the transaction-related matters by the Company’s stockholders, the satisfaction of the closing conditions to the share exchange transaction and the completion of the share exchange transaction.

Such forward-looking statements relate to future events or future performance, but reflect the parties’ current beliefs, based on information currently available. Most of these factors are outside the parties’ control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the possibility that the business combination does not close or that the closing may be delayed because conditions to the closing may not be satisfied, including the receipt of requisite stockholder and other approvals, the performance of Stabilis and the Company, and the ability of the Company or, after the closing of the transaction, Stabilis Energy, to continue to meet the Nasdaq Capital Market’s listing standards; future demand for and price of LNG, availability and price of natural gas, unexpected costs, liabilities or delays in the business combination transaction, the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the share exchange agreement; and general economic conditions.

The foregoing list of factors is not exhaustive. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 29, 2018 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 14, 2018. All subsequent written and oral forward-looking statements concerning the Company and Stabilis, the business combination transactions described herein or other matters and attributable to the Company, Stabilis, or any person acting on behalf of any of them are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither the Company nor Stabilis undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information About the Share Exchange Transaction and Where to Find it

The proposed share exchange transaction has been approved by the board of directors of the Company and the owners of Stabilis, and will be submitted to stockholders of the Company for approval of the issuance of Common Stock in connection with the transaction and other transaction-related matters at a Special Meeting of stockholders. In connection with that Special Meeting, the Company intends to file with the SEC a proxy statement containing information about the proposed transaction and the respective businesses of Stabilis and the Company. The Company will mail a definitive proxy statement and other relevant documents to its stockholders. Company stockholders are urged to read the preliminary proxy statement and any amendments thereto and the definitive proxy statement in connection with the Company’s solicitation of proxies for the Special Meeting to approve the transaction-related matters, because these documents will contain important information about Stabilis, the Company and the proposed transaction. The definitive proxy statement will be mailed to stockholders of the Company as of a record date to be established for voting on the matters related to the proposed transaction. Stockholders will also be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Company, without charge, at the SEC’s website (www.sec.gov). Copies of the Company’s proxy statement can also be obtained free of charge by directing a request to Peter Menikoff, CEO of the Company, at (832) 241-6330 or by e-mail to investorrelations@aeti.com.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information regarding the Company’s directors and executive officers is available in its annual report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 29, 2018. Additional information regarding the participants in the proxy solicitation relating to the proposed transaction and a description of their direct and indirect interests will be contained in the proxy statement when it becomes available.

Stabilis and its managers, directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. A list of the names of such managers, directors and executive officers and information regarding their interests in the proposed transaction will be included in the proxy statement for the Company’s Special Meeting of stockholders related to the proposed transaction when available.

Disclaimer

This Current Report is not a proxy statement or a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This Current Report shall also not constitute an offer to sell or the solicitation of an offer to buy any securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: December 21, 2018	By:	/s/ Peter Menikoff
Peter Menikoff
Chairman and CEO